Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Parent

IBT Bancorp, Inc.

Subsidiaries	State or Other Jurisdiction of Incorporation	Percentage Ownership

Irwin Bank	Pennsylvania	100%

T.A. of Irwin, LP	Pennsylvania	85%